Exhibit 10.1

FIRST AMENDMENT
TO THE
AMC ENTERTAINMENT HOLDINGS, INC.
2024 EQUITY INCENTIVE PLAN

THIS FIRST AMENDMENT (this “Amendment”) is approved as of September 24, 2026, for the purpose of amending that certain AMC Entertainment Holdings, Inc. (the “Company”) 2024 Equity Incentive Plan (the “Plan”), adopted as of June 5, 2024. Capitalized terms used in this Amendment shall have the same meanings given to them in the Plan unless otherwise indicated.

1.    Amendment.

(a)   Section 2.1 of the Plan is hereby amended to read in its entirety as follows:

“2.1 Subject to adjustment in accordance with Section 11, no more than 50,000,000 shares of Common Stock shall be available for the grant of Awards under the Plan (the “Total Share Reserve”).”

2.     Miscellaneous.

(a)   Except as amended hereby, the Plan remains in full force and effect.